Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Ashford Hospitality Trust, Inc. and Subsidiaries

Dallas, Texas

We hereby consent to the incorporation by reference of this Registration Statement of our reports dated March 16, 2017, relating to the consolidated financial statements, the effectiveness of Ashford Hospitality Trust, Inc. and Subsidiaries internal control over financial reporting, and schedules of Ashford Hospitality Trust, Inc. and Subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ BDO USA LLP

Dallas, Texas

June 21, 2017